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STATE OF GEORGIA

COUNTY OF FULTON


                      PURCHASE AND SALE AGREEMENT


          THIS AGREEMENT is made and entered into this 31st day of August, 1998, by and among JERRY RICHMAN, D.D.S., an individual (herein called "Seller"); AMERICAN INTERNATIONAL BANKSHARES, INC., a Georgia corporation (herein called "Buyer"); INTERNATIONAL EQUITY ADVISORS GROUP, LLC, a Georgia limited liability company (herein called "IEA"); and RICHARD BOWERS & CO., a Georgia corporation (herein called "Bowers") (IEA and Bowers are herein collectively called "Brokers").

                         W I T N E S S E T H:

          1.   AGREEMENT TO SELL AND PURCHASE.  For and in
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consideration of the Initial Earnest Money, to be paid by Buyer to
Escrow Agent, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Buyer and Brokers, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and take from Seller, subject to and in accordance with all of the terms and conditions of this Agreement, the following:

          (a) All that certain lot, tract or parcel of improved real estate more particularly described on EXHIBIT "A" attached hereto, together with all plants, shrubs and trees located thereon, and together with all rights, ways and easements appurtenant thereto, including, without limitation, all of Seller's right, title and interest in and to the land underlying and the air space overlying any public or private ways or streets crossing or abutting said real estate (herein collectively called the "LAND");

          (b) All buildings, structures and other improvements of any and every nature located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements (herein collectively called the "IMPROVEMENTS");

          (c) All goods, equipment, machinery, apparatus, fittings, furniture, furnishings, supplies, spare parts, tools and other personal property of every kind located on the Land or within the Improvements and used in connection with the operation, management or maintenance of the Land or the Improvements, excluding any such items owned by tenants of the Land or the Improvements, but specifically including, without limitation, the property described on EXHIBIT "B" attached hereto (herein collectively called the "PERSONALTY");
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          (d)  All of the right, title, interest, powers, privileges, benefits and options of Seller, or otherwise accruing to the owner of the Property, in, to and under those service and other contracts and agreements, if any, scheduled and identified on EXHIBIT "C" attached hereto (herein called the "SERVICE AGREEMENTS") of which Buyer elects to accept an assignment at Closing (herein called the "ASSIGNED SERVICE AGREEMENTS");

          (e) All of the right, title, interest, powers, privileges, benefits and options of Seller, or otherwise accruing to the owner of the Property, in, to and under all guaranties, warranties and agreements from all contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship or quality of materials supplied in connection with the construction, manufacture, development, installation, repair or maintenance of the Improvements or the Personalty, or any component thereof (herein called the "WARRANTIES");

          (f) All of the right, title, interest, powers, privileges, benefits and options of Seller, or otherwise accruing to the owner of the Property, in and to all certificates, licenses, permits, authorizations, consents and approvals from governmental authorities with respect to (i) the design, development, construction and installation of the Improvements and the Personalty and the performance of the Work, (ii) vehicular ingress and egress to and from the Land, and (iii) the use, operation and occupancy of the Improvements, including, without limitation, the certificate of occupancy for the Improvements (herein called the "PERMITS"); and

          (g) All of the right, title, interest, powers, privileges, benefits and options of Seller, or otherwise accruing to the owner of the Property, in and to (i) any impact fee credits with, or impact fee payments to, any county or municipality in which the Land is located arising from any construction of improvements, or dedication or contribution of property, by Seller, or its predecessor in title or interest, related to the Land, (ii) any development rights, allocations of development density or other similar rights allocated to or attributable to the Land or the Improvements, and (iii) any utility capacity allocated to or attributable to the Land or the Improvements, whether the matters described in the preceding CLAUSES (i), (ii) AND (iii) arise under or pursuant to governmental requirements, administrative or formal action by governmental authorities, or agreement with governmental authorities or third parties (herein called the "ENTITLEMENTS").

The Land, the Improvements and the Personalty are herein sometimes collectively called the "PROJECT"; and all of the matters described in this PARAGRAPH 1 are herein sometimes collectively called the "PROPERTY".

          2.   PURCHASE PRICE; METHOD OF PAYMENT.  The purchase price
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for the Property (herein called the "PURCHASE PRICE"), shall be ONE
MILLION DOLLARS ($1,000,000.00). The Purchase Price shall be paid by Buyer to Seller on the Closing Date as follows:


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          (a)  The Purchase Price, after crediting the Earnest Money and the remaining money held in the Rent Subsidy Escrow Account, and subject to the prorations and adjustments herein described, shall be paid by Buyer to Seller either by: (i) a check drawn on a local bank from the real estate escrow account of Kilpatrick Stockton, LLP, counsel for Buyer and closing attorneys; (ii) a cashier's check of a national or state charter bank with its principal offices in Atlanta, Georgia (or such other banking institution as Seller may approve in writing); or (iii) by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller.

          (b) Notwithstanding the foregoing, in the event that Seller advises Buyer that Seller is a "Foreign Person" (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, herein called the "CODE"), or in the event that Seller fails or refuses to deliver the certificate and affidavit of non-foreign status described in paragraph 9(a) of this Agreement, or in the event that Buyer receives notice from any Seller-transferor's agent or Buyer-transferee's agent (as each of such terms are defined in the Code), or Buyer has actual knowledge that, such certificate and affidavit is false, Buyer shall deduct and withhold from the Purchase Price a tax equal to ten percent (10%) of the Purchase Price, as required by Section 1445 of the Code. Buyer shall remit such amount to, and file the required form with, the Internal Revenue Service, and Buyer shall receive a credit against the Purchase Price for the amount so withheld.

          (e) Notwithstanding the foregoing, in the event that Seller advises Buyer that Seller is a "nonresident" of the State of Georgia, (as defined in O.C.G.A. Section 48-7-128(a)), is not otherwise eligible for an exemption from the withholding requirements of O.C.G.A. Section 48-7-128, or in the event that Seller fails or refuses to deliver the affidavit of Seller's residence or a certificate of Seller's exemption described in PARAGRAPH 9(a) of this Agreement, or in the event that Buyer receives actual or constructive notice that the Seller's affidavit is false or con-tains erroneous information, Buyer shall deduct and withhold from the Purchase Price a State of Georgia tax equal to three percent
     (3%) of the Purchase Price, or, alternatively, three percent (3%) of Seller's gain if documented in compliance with O.C.G.A. Section 48-7-128. Buyer shall remit such amount to, and file the required form with the Commissioner of the Georgia Department of Revenue, and Buyer shall receive a credit against the Purchase Price for the amount so withheld.

          3.   Earnest Money.
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          (a)  Within one business day (1) day after the Effective
Date, Buyer shall deliver to Bowers, as escrow agent (in such capacity, herein called "ESCROW AGENT"), the sum of FIFTEEN THOUSAND AND NO/100 DOLLARS ($15,000.00) (which sum, together with all interest actually earned thereon during the term of this Agreement, is herein called the "INITIAL EARNEST MONEY"). If Buyer has not terminated this Agreement prior to the Due Diligence Date in accordance with the terms and provisions of paragraph 5(c) hereof, Buyer shall deliver to Escrow Agent a check drawn upon good funds in the amount of TWENTY FOUR THOUSAND AND 00/100 DOLLARS ($24,000.00) (which sum, together with all interest actually earned thereon during the term of this Agreement, is herein called the "ADDITIONAL EARNEST MONEY"). The Initial Earnest

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Money and the Additional Earnest Money are hereinafter collectively called the "EARNEST MONEY". On the Closing Date, the Earnest Money shall be applied as part payment of the Purchase Price (as hereinafter defined).

          (b) Until the Due Diligence Date, Escrow Agent shall hold and disburse the Earnest Money in accordance with the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth on EXHIBIT "D" attached hereto, and shall invest the Earnest Money with SunTrust Bank or a national bank whose depositors are insured by the Federal Deposit Insurance Corporation or other financial institutions located in Atlanta, Georgia as are reasonably acceptable to Buyer.

          (c) On the Closing Date, the Earnest Money will be applied as part payment of the Purchase Price. In the event Buyer does not exercise its option to terminate this Agreement pursuant to PARAGRAPH 5(c) of this Agreement, Escrow Agent shall pay over the Earnest Money to the Seller on the day after the Due Diligence Date.

          4.   Closing.
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          (a)  The closing of the purchase and sale of the Property
(herein called "CLOSING"), shall be held at the offices of Kilpatrick Stockton, LLP, Suite 2800, 1100 Peachtree Street, Atlanta, Georgia 30309-4530, at such time and on such date (herein called the "CLOSING DATE"), as may be specified by written notice from Buyer to Seller not less than TEN (10) DAYS prior thereto; PROVIDED, HOWEVER, that the Closing Date shall be on or before the date TWO HUNDRED FORTY (240) DAYS AFTER THE EFFECTIVE DATE (herein called the "FINAL CLOSING DATE") and, if Buyer shall fail to give notice designating the Closing Date, the Closing Date shall be, and the Closing shall take place at 10:00 A.M. on, the Final Closing Date. In the event Buyer specifies a date earlier than the Final Closing Date as the Closing Date, Buyer may thereafter postpone the Closing Date to a later date on or before the Final Closing Date by written notice from Buyer to Seller on or before the last date specified as the Closing Date.

          (b) Notwithstanding the foregoing, Buyer may extend the Final Closing Date for TWO (2) periods of thirty (30) days each (herein called the "EXTENSION PERIODS") by delivering to Seller written notice of each extension and a check drawn upon good funds in the amount of EIGHT THOUSAND FIVE HUNDRED DOLLARS ($8,500.00) for each Extension Period, not later than FIVE (5) DAYS prior to the initial Final Closing Date, or the first extended Final Closing Date, as the case may be. Such additional amount or amounts paid to Seller by Buyer shall be considered Rent Subsidy, pursuant to PARAGRAPH 14 below, which Rent Subsidy shall be non-refundable and shall not be applied as part payment of the Purchase Price.

          5.   Access and Inspection; Delivery of Documents and In-
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               formation by Seller; Examination by Buyer.
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          (a)  Between the date of this Agreement and the Closing
Date, Buyer and Buyer's agents and designees shall have the right to enter the Project for the purposes of inspecting the Project, conducting soil tests, and making surveys, mechanical and structural engineering studies, environmental assessments, and any other

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investigations and inspections as Buyer may reasonably require to assess the condition of the Project; PROVIDED, HOWEVER, that such activities by or on behalf of Buyer on the Property shall not materially damage the Property; and PROVIDED FURTHER, HOWEVER, that Buyer shall indemnify and hold Seller harmless from and against any and all claims for injury to person or damage to property, to the extent resulting from the activities of Buyer or Buyer's agents or designees on the Property, EXCLUDING, HOWEVER, claims arising out of the discovery of, or the non-negligent accidental or inadvertent release of, any Pollutants resulting from Buyer's investigations (unless the Pollutants are brought onto the Project by Buyer or Buyer's agents, employees, consultants or contractors).

          (b) On or before the date THREE (3) DAYS AFTER THE EFFECTIVE DATE, Seller shall deliver to Buyer, if not previously delivered, or make available to Buyer for examination or copying by Buyer, at the address for Buyer set forth below Buyer's execution of this Agreement, the following documents and information with respect to the Property (to the extent such items are in the possession or under the control of Seller or Seller's family, agents or employees):

          (i) All appraisals, surveys, plans, specifications, environmental, engineering and mechanical data relating to the Project, including such items relating to tenant improvements, and reports such as soils reports and environmental audits, which are in Seller's possession;

          (ii) All real property and other ad valorem tax bills and utility bills regarding the Project for the two-year period preceding the date of this Agreement;

          (iii)  True, correct and complete copies of the Service
     Agreements;

          (iv) True, correct and complete copies of the Warranties;

          (v)  True, correct and complete copies of the Permits;

          (vi) True, correct and complete copies of all documents and correspondence relating to the Entitlements;

          (vii) A full, correct and complete list and identifying description of all of the Personalty;

          (viii) True, correct and complete copies of all policies of insurance carried by Seller with respect to the Property, together with evidence of the premiums paid by Seller therefor; and

          (ix) A copy of any policy of title insurance issued in favor of Seller.

          (c) Buyer shall have until SIXTY (60) DAYS AFTER THE EFFECTIVE DATE (herein called the "DUE DILIGENCE DATE") in which to examine and investigate the Property, and to determine whether the Property is suitable and satisfactory to Buyer and whether the Property can be operated in a manner that is economically feasible and otherwise suitable and satisfactory to Buyer. In the event that Buyer

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shall determine, in Buyer's sole and absolute judgment and discretion, that the Property is in any manner unsuitable or unsatisfactory to Buyer or cannot be operated in a manner that is economically feasible and otherwise suitable and satisfactory to Buyer, Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice thereof to Seller on or before the DUE DILIGENCE DATE, in which event ONE HUNDRED DOLLARS ($100.00) of the Earnest Money shall be delivered to Seller as consideration for Seller's execution of and entry into this Agreement, the balance of the Earnest Money shall be refunded to Buyer immediately upon request, all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall terminate. Seller acknowledges that Buyer will expend time, money and other resources in connection with the examination and investigation of the Property hereinabove described, and that, notwithstanding the fact that Buyer may terminate this Agreement pursuant to this paragraph, such time, money and other resources expended, together with the payment of the portion of the Earnest
Money hereinabove described to be paid to Seller in the event of a termination of this Agreement, constitute good, valuable, sufficient and adequate consideration for Seller's execution of and entry into this Agreement. If Buyer gives Escrow Agent notice of Buyer's having elected to terminate this Agreement pursuant to this SUBPARAGRAPH (c), then: (i) Escrow Agent shall be, and is hereby, absolutely, unconditionally and irrevocably authorized, directed and instructed to disburse the Earnest Money as set forth in this SUBPARAGRAPH (c) immediately upon receipt of a copy of such notice, without any inquiry as to the propriety, effectiveness or timeliness of such termination and without the requirement of any further authorization, direction or instruction from either Seller or Buyer; and (ii) Seller covenants and agrees not to delay, hinder or impede in any manner whatsoever the disbursement of the Earnest Money as set forth in this SUBPARAGRAPH (c).

          6.   Prorations and Adjustments to Purchase Price.
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          (a)  The following prorations and adjustments shall be made between Buyer and Seller at Closing, or thereafter if Buyer and Seller shall agree:

          (i) All city, state and county ad valorem taxes and similar impositions levied or imposed upon or assessed against the Property (herein called the "TAXES"), for the year in which Closing occurs shall be prorated as of the Closing Date. If the amount of such Taxes is undetermined on the Closing Date, the proration shall be based upon estimated taxes computed by multiplying the most recent applicable assessment by the most recent applicable tax rate. In the event Seller has paid only a portion of the Taxes billed for the year in which Closing occurs due to the pendency of a protest of such Taxes, then, in connection with Closing, Seller shall deposit with Escrow Agent an amount equal to Seller's pro rata share of the resulting underpayment. Any such deposit with Escrow Agent shall be held in escrow by Escrow Agent pending final resolution of such protest, pursuant to escrow instructions reasonably acceptable in form and substance to Buyer, Seller, Escrow Agent and their respective counsel. In the event that, after the Closing Date, any additional Taxes are levied, imposed upon or assessed against the Property for periods prior to the Closing Date, Buyer shall give Seller written notice of such Taxes, and Seller shall be responsible for payment of such additional Taxes in full, subject to any credit allocated to Seller pursuant to CLAUSE (ii), below, within the time fixed for payment thereof and before the same become delinquent. Without limiting the obligations of Seller

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     pursuant to the immediately preceding sentence, Seller shall, and does hereby, indemnify, defend and hold harmless Buyer from and against any such additional Taxes (including all interest and penalties assessed or imposed in connection therewith) relating to periods prior to the Closing Date.

          (ii) Seller shall receive a credit in the amount of one half (1/2) of the Taxes paid by Seller levied or imposed upon or assessed against the Property allocable to the period between the Due Diligence Date and the Closing Date.

          (iii) Buyer shall receive a credit in the amount of Rent Subsidy paid (excluding any Rent Subsidy paid during any Extension Period) and all funds held in the Rent Subsidy Escrow Account as of the Closing Date, and Buyer shall transfer and assign to Seller all of Buyer's right, title and interest in and to the Rent Subsidy Escrow Account at Closing.

          (iv) All utility charges for the Project (including, without limitation, telephone, water, storm and sanitary sewer, electricity, gas, garbage and waste removal) shall be prorated as of the Closing Date, transfer fees required with respect to any such utility shall be paid by or charged to Buyer, and Seller shall be credited with any deposits transferred to the account of Buyer; PROVIDED, HOWEVER, that at either party's election any one or more of such utility accounts shall be closed as of the Closing Date, in which event Seller shall be liable and responsible for all charges for service through the Closing Date and shall be entitled to all deposits theretofore made by Seller with respect to such utility, and Buyer shall be responsible for reopening and reinstituting such service in Buyer's name, and shall be responsible for any fees, charges and deposits required in connection with such new account.

          (v) All amounts payable under any of the Assigned Service Agreements shall be prorated as of the Closing Date; PROVIDED, HOWEVER, that there shall be no proration of (x) Seller's insurance premiums for the Project, or (y) matters pertaining to Seller's employees shall be governed by the provisions of SUBPARAGRAPH (b), below.

          (vi) Any other items which are customarily prorated in connection with the purchase and sale of properties similar to the Property shall be prorated as of the Closing Date.

In the event that the amount of any item to be prorated is not determinable at the time of Closing, except as otherwise provided herein, such proration shall be made on the basis of the best available information, and the parties shall re-prorate such item promptly upon receipt of the applicable bills therefor and shall make between themselves any equitable adjustment required by reason of any difference between the estimated amount used as a basis for the proration at Closing and the actual amount subject to proration. In the event any prorated item is due and payable at the time of Closing, the same shall be paid at Closing. If any prorated item is not paid at Closing, Seller shall deliver to Buyer the bills therefor promptly upon receipt thereof and Buyer shall be responsible for the payment in full thereof within the time fixed for payment thereof and before the same shall become delinquent. In making the prorations required by this paragraph, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer.

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          (b)  Except as expressly set forth in this Agreement, Buyer shall not assume any liability, indebtedness, duty or obligation of Seller of any kind or nature whatsoever, and Seller shall pay, satisfy and perform all of the same.

          7.   Title.
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          (a)  Seller covenants to convey to Buyer at Closing good and marketable fee simple title in and to the Property. For the purposes of this Agreement, "GOOD AND MARKETABLE FEE SIMPLE TITLE" shall mean fee simple ownership which is: (i) free of all claims, liens and encumbrances of any kind or nature whatsoever other than the Permitted Exceptions, herein defined; and (ii) insurable by a title insurance company reasonably acceptable to Buyer, at then current standard rates under the standard form of ALTA owner's policy of title insurance
(ALTA Form B-1992), with the standard or printed exceptions therein deleted (but the deletion of the standard survey exception is subject to Buyer's obtaining a survey of the Property acceptable to said title insurance company) and without exception other than for the Permitted Exceptions. For the purposes of this Agreement, the term "PERMITTED EXCEPTIONS" shall mean: (A) current city, state and county ad valorem taxes not yet due and payable; (B) easements for the installation or maintenance of public utilities serving only the Property; and (C) any other matters specified on EXHIBIT "E" attached hereto.

          (b) Buyer shall have until the DUE DILIGENCE DATE in which to examine title to the Property and in which to give Seller written notice of objections which render Seller's title less than good and marketable fee simple title. Thereafter, Buyer shall have until the Closing Date in which to re-examine title to the Property and in which to give Seller written notice of any additional objections disclosed by such reexamination. Seller shall have until TEN (10) DAYS prior to the Closing Date in which to satisfy all objections specified in Buyer's initial notice of title objections, or agree to satisfy any such objections that can only be satisfied at Closing, and until the Closing Date in which to satisfy all objections specified in any subsequent notice by Buyer of title objections. If Seller fails so to satisfy any such objections, then, at the option of Buyer, Buyer may:
(i) terminate this Agreement, in which event the Earnest Money and the balance in Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall terminate; or (ii) if any such objection is based upon a deed to secure debt, deed of trust, mortgage, judgment, lien or other liquidated monetary claim, satisfy the objection, after deducting from the Purchase Price the cost of satisfying objection; or (iii) waive such satisfaction and performance and consummate the purchase and sale of the Property, or (iv) if any such objection is of the type described in clause (ii), above, or is an objection that arises after the Effective Date, exercise such rights and remedies as may be provided for in PARAGRAPH 15 hereof in the event of a breach or default by Seller.

          8.   Survey.  Buyer shall have the right to cause an as-
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built survey of the Property to be prepared by a surveyor registered and licensed in the State of Georgia and designated by Buyer, which survey shall depict such information as Buyer shall require. Upon completion of a plat of the survey, Buyer shall furnish Seller with a copy thereof. Seller's conveyance of the Property to Buyer at Closing shall be in accordance with the description attached to this Agreement as EXHIBIT "A". Upon request by Buyer, Seller shall also convey the Property to Buyer by Quitclaim Deed in accordance with the legal description prepared from the survey of the Land to be obtained pursuant to this Agreement.

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          9.   Proceedings at Closing.  On the Closing Date, the
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Closing shall take place as follows:

          (a) Seller shall deliver to Buyer the following documents and instruments, duly executed by or on behalf of Seller:

               (i) a Limited Warranty Deed, in recordable form, in the form of, and on the terms and conditions set forth in, that attached hereto as EXHIBIT "F", conveying the Land and the Improvements;

               (ii) a Bill of Sale with limited warranty of title, in the form of, and on the terms and conditions set forth in, that attached hereto as EXHIBIT "G", conveying the Personalty;

               (iii) an Assignment, in the form of, and on the terms and conditions set forth in, that attached hereto as EXHIBIT "H", transferring and assigning the Assigned Service Agreements, the Warranties, the Permits, the Impact Fee Credits;

               (iv) a Seller's Affidavit, in the form of, and on the terms and conditions set forth in, that attached hereto as EXHIBIT "I", with respect to the Property;

               (v) if Seller is not a Foreign Person, a Certificate and Affidavit of Non-Foreign Status, in the form of, and on the terms and conditions set forth in, that attached hereto as EXHIBIT "J";

               (vi)  a Certificate and Affidavit as to whether (A)
          Seller is a resident of the State of Georgia (as defined in O.C.G.A. Section 48-7-128(a), or (B) Seller is deemed to be a resident of the State of Georgia pursuant to O.C.G.A. Section 48-7-128, or (C) the sale of the Property by Seller is otherwise exempt from the withholding requirements of O.C.G.A. Section 48-7-128, in the form of, and on the terms and conditions set forth in that attached hereto as EXHIBIT "K";


               (vii)      a completed 1099-S request for taxpayer
          identification number and certification, and acknowledgment, in the form of that attached hereto as EXHIBIT "L";

               (viii) a certificate, in form and substance satisfactory to counsel for Buyer, to the effect that the representations and warranties of Seller in this Agreement are true and correct in all material respects on and as of the Closing Date; and

               (ix) upon Buyer's request, a quitclaim deed conveying all of Seller's right, title and interest in and to the Property in accordance with the legal description prepared from the survey of the Land to be obtained pursuant to this Agreement.

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               (b)  Seller shall deliver to Buyer the following items
     (to the extent such items are in the possession or under the control of Seller or Seller's family, agents or employees), if the same have not been theretofore delivered by Seller to Buyer:

               (i)  The originals of the Permits;

               (ii) The originals of all books, records, correspon-dence, memoranda, reports and other information and data pertinent to the continued use, occupancy and operation of the Property, including, without limitation, all records, information and data relevant to income and operating expenses for the Property;

               (iii) A certificate from a licensed exterminating company addressed to and in favor of Buyer, dated within THIRTY (30) DAYS prior to the Closing Date, certifying that there is no evidence of infestation by termites or any other insect or wood-destroying organism affecting the Improvements and no evidence of any damage caused by any existing or prior infestation, or, if such certificate indicates any such infestation or damage, then Seller shall, in the sole discretion of Buyer, either promptly correct and repair the same or pay to Buyer, by credit to Buyer at Closing, the reasonable cost of such correction and repair; and

               (iv) To the extent the same are in the possession of Seller on the date of Seller's execution of this Agreement, or reasonably can be obtained by Seller prior to Closing, a copy of all prior surveys of the Land or any portion thereof and all plans and specifications for any of the Improvements.

               (c) Buyer shall pay the remainder of the Purchase Price, after crediting the Earnest Money and making the adjustments and prorations provided for in this Agreement, to Seller in accordance with the provisions of this Agreement.

          10.  Costs of Closing.  Seller shall pay ONE THOUSAND AND
               ----------------
00/100 ($1,000.00) of the State of Georgia Realty Transfer Tax payable on the transfer of the Project, all recording costs and other costs relating to any title clearance matters and Seller's attorneys' fees. Buyer shall pay all recording costs relating to the purchase by Buyer of the Property, the cost of any survey obtained pursuant to PARAGRAPH 8 hereof, the premium for any owner's policy of title insurance issued in favor of Buyer insuring Buyer's title to the Property, Buyer's attorneys' fees and any additional State of Georgia Realty Transfer Tax. All other costs and expenses of the transaction contemplated hereby shall be borne by the party incurring the same.

          11.  Warranties, Representations and Additional Covenants of Seller.
               --------------------------------------------------------------
Seller represents, warrants and covenants to and with Buyer, knowing that Buyer is relying on each such representation, warranty and covenant, that:

          (a) Seller has the lawful right, power, authority and capacity to sell the Property in accordance with the terms, provisions and conditions of this Agreement.


          (b) There are no actions, suits or proceedings pending or threatened against, by or affecting Seller which affect title to the Property or which question the validity or enforceability of this Agreement or of any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign.

          (c) The execution of and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance by Seller of Seller's duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party or any judicial order or judgment of any nature by which Seller is bound, and this Agreement, and the covenants and agreements of Seller under this Agreement, are the valid and binding obligations of Seller, enforceable in accordance with their terms.

          (d) Seller has "good and marketable fee simple title" as defined herein, to the Project, subject to the liens and security interests securing loans to Seller that will be paid in full, satisfied and canceled at Closing; and, without limiting the generality of the foregoing, Seller owns all of the Personalty and none of the Personalty is leased.

          (e) On the Closing Date, either: (A) there will be no indebtedness to any contractor, laborer, mechanic, materialman, architect, engineer or any other person for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any such person could claim a lien against the Property; or (B) Seller will provide at Closing such assurances, and collateral therefor, as Buyer's title insurer requires to insure Buyer's title to the Project without exception therefor.

          (f) To the best of Seller's knowledge, except as shown on the survey described in EXHIBIT "E" attached hereto, there are no encroachments on the Land, and the Improvements are situated entirely within the boundaries of the Land and within applicable building lines.

          (g) Seller will pay or cause to be paid promptly when due all city, state and county ad valorem taxes and similar taxes and assessments, all sewer and water charges and all other governmental charges levied or imposed upon or assessed against the Property between the date hereof and the Closing Date, and will pay or cause to be paid all expenses incurred in the use, occupancy and operation of the Property between the date hereof and the Closing Date.

          (h) To the best of Seller's knowledge, no portion of the Land is located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any agency of any other governmental authority; no portion of the Land meets the definition of "wetlands" codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any agency of any governmental authority; and no portion of the Land constitutes "wetlands" that have been filled, whether or not pursuant to appropriate permits.


          (i) To the best of Seller's knowledge, no portion of the Land is subject to any other classification, designation or preliminary determination of any agency of any federal, state or local government, or pursuant to any federal, state or local law, which would restrict the use, development, occupancy or operation of the Property, including, without limitation, any designation or classification as an archeological site, any classification or determination under the Endangered Species Act, or any designation as an historical site.

          (j) To the best of Seller's knowledge, the Project is not subject to any use, development or occupancy restrictions (except those imposed by applicable zoning and subdivision laws and regulations), special taxes and assessments or utility "tap-in" fees (except those generally applicable throughout the tax district in which the Project is located), or charges or restrictions, whether existing of record or arising by operation of law, unrecorded agreement, the passage of time or otherwise (other than the Permitted Exceptions).

          (k) No portion of the Project is used or, during the period of Seller's ownership of the Project, has been used by Seller or Seller's employees, agents or contractors, or any party acting by, through or under Seller, for the storage, processing, treatment or disposal of Pollutants; to the best of Seller's knowledge, no portion of the Project has been used for the storage, processing, treatment or disposal of Pollutants prior to the period of Seller's ownership of the Project; no Pollutants have been placed in the Improvements during the period of Seller's ownership of the Project by Seller or Seller's employees, agents or contractors, or any party acting by, through or under Seller; to the best of Seller's knowledge, the Improvements do not contain, nor have they ever contained, Pollutants; no Pollutants have been released, introduced, spilled, discharged or disposed of, nor has there been a threat of release, introduction, spill, discharge or disposal of a Pollutant, on, in, or under the Project during the period of Seller's ownership of the Project by Seller or Seller's employees, agents or contractors, or any party acting by, through or under Seller or, to the best of Seller's knowledge, anytime prior thereto; to the best of Seller's knowledge, there are no pending claims, administrative proceedings, judgments, declarations, or orders, whether actual or threatened, relating to the presence of Pollutants on, in or under the Project; to the best of Seller's knowledge, the Project is in compliance with all federal, state and local laws, regulations, orders and requirements regarding the regulation of Pollutants; to the best of Seller's knowledge, no Pollutants have been released, introduced, spilled, discharged or disposed of on, in or under any adjacent property; and, to the best of Seller's knowledge, there are no underground storage tanks located on or in the Project. As used in this Agreement, "POLLUTANTS" means any material or substance, or combination of materials or substances, which by reason of quantity, concentration, composition, or characteristic is regulated under any federal, state or local environmental or common law, rule, regulation, ordinance or requirement, as may be amended, replaced or superseded, and shall include, without limitation: (i) any hazardous substance as defined by the Comprehensive Environmental Response, Compensation and
     Liability Act, 42 U.S.C.A. Section 9601 et seq.; (ii) any hazardous substance, constituent or waste as defined by the Georgia Hazardous Site Response Act, O.C.G.A. Section 12-8-90 et seq.; (iii) any material identified as a hazardous waste under the Solid Waste Disposal Act, as amended by the


     Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq.; (iv) any solid or hazardous waste identified under the Georgia Comprehensive Solid Waste Management Act,
     O.C.G.A. Section 21-8-20 et seq., and the Georgia Hazardous Waste Management Act, O.C.G.A. Section 12-8-60 et seq.; (v) any material regulated as a Toxic pollutant as defined under the Federal
     Water Pollution Control Act, 33 U.S.C.A. Section 1251 et seq.;
     (vi) any hazardous substance or toxic pollutant as defined under the Federal Water Pollution Control Act, 33 U.S.C.A. Section 1251 et seq.; (vii) any hazardous substance as defined by the Oil Pollution Act, 33 U.S.C.A. Section 2701 et seq., the Georgia Oil Hazardous Material Spills or Releases Act,
     O.C.G.A. Section 12-14-1 et seq., the Georgia Water Quality Control Act, O.C.G.A. Section 12-5-20 et seq. or the Georgia Underground Storage Tank Act, O.C.G.A. Section 12-13-1 et seq.;
     (viii) any hazardous air pollutant as defined under the Federal Clean Air Act, 42 U.S.C.A. Section 7401 et seq. and the Georgia Air Quality Act, O.C.G.A. Section 12-9-1 et seq.; (ix) any substance regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.A. Section 135 et seq.; (x) a special nuclear or byproduct material within the meaning of the Atomic Energy Act, 42 U.S.C.A. Section 2014 et seq.; and (xi) any material or substance, or combination of materials or substances displaying any explosive, volatile, radioactive, toxic, corrosive, flammable, ignitable or reactive characteristic or which may cause a nuisance, injury, harm or degradation to human health, welfare or the environment. Notwithstanding anything contained herein to the contrary, Seller shall not be deemed to be in breach of this subparagraph (k) by reason of the presence on the Project of Pollutants, the prior use of Pollutants on the Project, or the storage on the Project of Pollutants, if such Pollutants are substances and materials commonly used in the operation, maintenance or repair of properties similar to the Project and stored and/or used in accordance with all applicable laws, regulations, and ordinances.

          (l) Seller has received no notice of any violations or potential violation of any, zoning, building, health, environmental or other laws, codes, ordinances, regulations, orders or requirements of any city, county, state or other governmental authority having jurisdiction thereof, or any private restrictive covenants affecting the Project; and all certificates, licenses, permits, authorizations, consents and approvals required by any such governmental authority for the continued use, occupancy and operation of the Project have been obtained, are paid for, and are free of restrictions.

          (m) Seller has not received any written notice of, nor does Seller have any actual knowledge of, any pending or threatened condemnation actions involving all or any portion of the Project or any interest therein; and, to the best of Seller's knowledge and belief, there are no existing, proposed or contemplated plans to widen, modify or realign any public rights-of-way located adjacent to any portion of the Land.

          (n)  To the best of Seller's knowledge, all utilities
     (including, without limitation, water, storm and sanitary sewer, electricity, gas and telephone) are available on the Land through private easements or properly dedicated public easements in capacities sufficient to serve and operate the Project.


          (o) Except as provided in the Permitted Exceptions, to the best of Seller's knowledge, access to the Land from streets and roads adjoining the Land is not limited or restricted.

          (p) There are no management, maintenance, service or other contracts with respect to the Property other than the Service Agreements; and all of the Service Agreements can be canceled on THIRTY (30) days notice or less; the Service Agreements are presently in full force and effect, under the Franchise Agreementhave not been modified, supplemented or amended, and, if in writing, are the entire agreement between Seller and the other parties thereto; Seller has fully and completely paid and performed all of the duties, obligations, liabilities and responsibilities of the owner of the Property under the Service Agreements arising on or before the date hereof; and, as of the Closing Date, there will be no management, maintenance, service or other contracts with respect to the Property other than the Assigned Service Agreements.

          (q) To the best of Seller's knowledge (i) the Improvements are in good order and repair, and in a good, safe, substantial condition, free from defects, (ii) all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition
     (iii) all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Project are in good condition and working order, (iv) there is no termite or other pest infestation, dry-rot or similar damage affecting the Property (v) the Improvements are water-tight and (vi) there is no subsidence or other soil condition that does or may in the future adversely affect the Project.

          (r) To the best of Seller's knowledge, the Personalty is in good order, condition and repair.

          (s)  Between the date hereof and the Closing Date, Seller:
     (i) shall continue to carry and maintain in force all existing policies of casualty and public liability insurance with respect to the Project; and (ii) shall not make or enter into any lease or other agreement for the use, occupancy or possession of all or any part of the Project without the prior written approval of Buyer; there are no leases, occupancy agreements or other similar agreements with respect to the Project except for the Lease Agreement between Seller and PRIVE INC., a copy of which is attached hereto as EXHIBIT "M".

          (t) All information and data furnished by Seller to Buyer with respect to the Property will be true, correct, complete and not misleading in any material respect.

          (u) Seller will not cause or permit any action to be taken which will cause any of the foregoing representations, warranties or covenants to be untrue or unperformed on the Closing Date in any material respect; and Seller will not cause or permit any action to be taken which will cause any of the conditions of Buyer's obligations set forth in PARAGRAPH 13, below, to be unsatisfied or unperformed on or as of the Closing Date.


          (v) Seller will deliver on the Closing Date all documents and instruments required by this Agreement and perform all acts necessary or appropriate for the consummation of the purchase and sale of the Property as contemplated by and provided for in this Agreement.

Seller acknowledges and agrees that no examination or investigation of the Property or of the operation of the Property by or on behalf of Buyer prior to Closing shall in any way modify, affect or diminish Seller's obligations under the representations, warranties, covenants and agreements set forth in this Agreement.

          12.  Disclaimer.  Except as expressly set forth herein and
               ----------
except as may be set forth in any documentation executed and delivered at Closing, Seller hereby specifically disclaims any representation or warranty, express or implied, including, without limitation, those concerning (a) the nature and condition of the Property and the suitability of the Property for any and all activities and uses which Buyer may elect to conduct thereon, (b) the manner, construction, condition and state of repair or lack of repair of any improvements located on, or comprising, the Property or any part thereof, and
(c) the compliance of the Property or its operation with any laws, rules, ordinances or regulations of any government or other body, including, but not limited to, the Americans with Disability Act and other laws regarding access for handicapped persons, it being understood that Buyer shall have full opportunity prior to the Due Diligence Date to determine for itself the condition of the Property. The sale of the Property is made on an "AS IS" AND "WHERE IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise expressly set forth herein and except as may expressly be set forth in any documentation executed and delivered at Closing, SELLER HAS NOT MADE, AND DOES NOT MAKE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, ANY IMPROVEMENTS, ANY PERSONAL PROPERTY, SOIL CONDITIONS OR THE PRESENCE OR RELEASE OF HAZARDOUS MATERIALS.

          13.  Conditions of Buyer's Obligations.
               ---------------------------------

          (a) Buyer's obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived in writing by Buyer, in whole or in part, on or as of the Closing Date:

          (i) Seller shall have fully and completely kept, observed, performed, satisfied and complied in all material respects with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller before, on or as of the Closing Date;

          (ii) The representations and warranties of Seller in this Agreement (and the substantive facts contained in any representations and warranties limited to Seller's knowledge and belief) shall be true and correct in all material respects on and as of the Closing Date, in the same manner and with the same

     effect as though such representations and warranties had been made on and as of the Closing Date;

          (iii) Buyer shall not have terminated this Agreement pursuant to an express right so to terminate set forth in this Agreement;

If any of the foregoing conditions have not been satisfied or performed or waived in writing by Buyer on or as of the Closing Date, Buyer shall have the right, at Buyer's option, either: (i) to terminate this Agreement by giving written notice to Seller on or before the Closing Date, in which event all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall terminate; or (ii) if such failure of condition constitutes a breach of representation or warranty by Seller, constitutes a failure by Seller to perform any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions of this Agreement, or otherwise constitutes a default by Seller under this Agreement, to exercise such rights and remedies as may be provided for in paragraph 15 of this Agreement. In either of such events, the Earnest Money and the remaining money held in the Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request free and clear from all claims of Seller.

          (b) Buyer's obligation to consummate the purchase and sale of the Property on the Closing Date shall be subject to Buyer's having obtained from the appropriate governmental authorities (i) a Charter for the operation of a bank by Buyer, and (ii) approval of the Project as a location for banking operations. If Buyer has not terminated this Agreement prior to the Due Diligence Date in accordance with the terms and provisions of PARAGRAPH 5(c) hereof, Buyer shall file an application for its Charter with the appropriate authorities within FOURTEEN (14) DAYS after the Due Diligence Date, shall certify in writing to Seller that said application has been filed, shall pay the Charter application fee, and shall pursue the approval of such application diligently and in good faith in such manner as shall reasonably be determined by Buyer in Buyer's sole discretion. In the event either (i) the foregoing conditions are not satisfied on or as of the Closing Date, or (ii) Buyer determines, in its sole discretion for any reason at any time prior to the Closing Date, that it will not succeed in obtaining its Charter, Buyer may, at any time on or before the Closing Date, by written notice to Seller, terminate this Agreement, in which event (i) the Additional Earnest Money and the remaining money held in the Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request, (ii) all rights and obligations of the parties under this Agreement shall expire, and this Agreement shall terminate, and (iii) Seller shall retain the Initial Earnest Money and the amounts theretofore paid from the Rent Subsidy Escrow Account free and clear from all claims of Buyer.

          14.  Possession.
               ----------

          (a) Seller shall surrender possession of the Property to Buyer on the Closing Date.

          (b) Buyer shall pay to Seller payments in lieu of rent that Seller would otherwise be able to obtain for the Property (herein called the "RENT SUBSIDY") in the amounts of (i) $6,000.00 per month for the period commencing on the first date following the Due Diligence Date until the initial Final Closing Date specified in SUBPARAGRAPH 4(a), and (ii) $8,500.00 per month for the months during

any Extension Period (herein called the "RENTAL PERIOD"). Buyer shall pay the Rent Subsidy for the first six (6) months of the Rental Period (i.e. for the period between the Due Diligence Date and the initial Final Closing Date specified in SUBPARAGRAPH 4(a), above) in advance on the first day following the Due Diligence Date by delivering to the Escrow Agent the sum of $36,000.00 (which sum, together with all interest actually earned thereon during the term of this Agreement, is herein called the "RENT SUBSIDY ESCROW ACCOUNT"). Rent Subsidy for the Extension Period shall be paid as provided in PARAGRAPH 4(b), above.

          (c) Throughout the Rental Period, Escrow Agent shall hold and disburse the Rent Subsidy Escrow Account in accordance with the terms and conditions of this Agreement, including, without limitation, the terms and conditions set forth on EXHIBIT "D" attached hereto, and shall invest the Rent Subsidy Escrow Account with SunTrust Bank or a national bank whose depositors are insured by the Federal Deposit Insurance Corporation or other financial institutions located in Atlanta, Georgia as are reasonably acceptable to Buyer. Escrow Agent shall pay the Rent Subsidy from the Rent Subsidy Escrow Account to Seller on behalf of Buyer monthly in the amount of $6,000.00 per month on the day following the Due Diligence Date, and on the same day of each month thereafter until the earlier of the initial Final Closing Date , or the date of termination of this Agreement. Rent Subsidy paid pursuant to this PARAGRAPH 14 from the Rent Subsidy Escrow Account for the first six (6) months of the Rental Period shall be applied as part payment of the Purchase Price at Closing. If this Agreement is terminated by Buyer prior to Closing, the Rent Subsidy theretofore actually paid from the Rent Subsidy Escrow Account shall be nonrefundable and all amounts remaining in the Rent Subsidy Escrow Account shall be refunded to Buyer. If Buyer gives Escrow Agent notice of Buyer's having elected to terminate this Agreement pursuant to PARAGRAPH 13(b), then: (i) Escrow Agent shall be, and is hereby, absolutely, unconditionally and irrevocably authorized, directed and instructed to disburse the Rent Subsidy Escrow Account as set forth in this SUBPARAGRAPH (c) immediately upon receipt of a copy of such notice, without any inquiry as to the propriety, effectiveness or timeliness of such termination and without the requirement of any further authorization, direction or instruction from either Seller or Buyer; and (ii) Seller covenants and agrees not to delay, hinder or impede in any manner whatsoever the disbursement of the Rent Subsidy Escrow Account as set forth in this SUBPARAGRAPH (c).

          (d) The payment of the Rent Subsidy shall not cause Buyer to be deemed to be in possession of the Project prior to Closing. Seller shall remain in possession of the Project until Closing. For the period between the Effective Date and the Closing Date, Seller shall operate and maintain the Property in the ordinary course of business, shall maintain all utilities (including, without limitation, telephone, water, storm and sanitary sewer, electricity, air conditioning, gas, garbage and waste removal) and Service Agreements as currently operated, and shall maintain and repair the Project so that, throughout the term of this Agreement and on the Closing Date, the Project will be in the same condition as it now exists, natural wear and tear and loss by insured casualty alone excepted. Seller shall be responsible for all expenses relating to the operation and maintenance of the Project prior to the Closing Date. Seller shall be entitled to any operating income from the Property prior to the Closing Date, excluding any income from Buyer's activities.

          15.  Remedies.
               --------


          (a) If the purchase and sale of the Property is not consummated in accordance with the terms and conditions of this Agreement due to circumstances or conditions which constitute a default by Buyer under this Agreement, the Earnest Money shall be delivered to Seller which, together with the amounts paid from the Rent Subsidy Escrow Account prior to such default, shall serve as full liquidated damages for such default. Seller and Buyer acknowledge that Seller's actual damages in the event of a default by Buyer under this Agreement will be difficult to ascertain, that such liquidated damages represent the Seller's and Buyer's best estimate of such damages, and that Seller and Buyer believe such liquidated damages are a reasonable estimate of such damages. Seller and Buyer expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, as permitted by O.C.G.A. Section 13-6-7, in the event of Buyer's default and as compensation for Seller's taking the Property off the market during the term of this Agreement. Such delivery of the Earnest Money and the retention of the amounts paid from the Rent Subsidy Escrow Account shall be the sole and exclusive remedy of Seller by reason of a default by Buyer under this Agreement, and Seller hereby waives and releases any right to sue Buyer, and hereby covenants not to sue Buyer, for specific performance of this Agreement or to prove that Seller's actual damages exceed the Earnest Money and the amounts paid from the Rent Subsidy
Escrow Account which are herein provided Seller as full liquidated damages.

          (b) If (i) any representation or warranty of Seller set forth in this Agreement shall prove to be untrue or incorrect in any material respect, or (ii) Seller shall fail to keep, observe, perform, satisfy or comply with, fully and completely in any material respect, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller, or (iii) the purchase and sale of the Property is otherwise not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement (the matters described in the foregoing CLAUSES (i), (ii) AND (iii) are herein sometimes collectively called "SELLER DEFAULTS"), the Earnest Money, the amount of Rent paid to Seller, and any amount remaining in the Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request or Buyer may seek specific performance. Upon the occurrence of any of the Seller Defaults, Buyer shall not be entitled to seek, prove or recover from Seller monetary damages; PROVIDED, HOWEVER, in the event specific performance is not available, or if Seller shall knowingly or intentionally fail to keep, observe, perform, satisfy or comply with, fully and completely in any material respect, any of the terms, covenants, conditions, agreements, requirements, restrictions or provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller, Buyer's remedies shall specifically include, without limitation, the right to seek, prove and recover (to the extent proven) monetary damages from Seller, including, without limitation, an amount equal to all actual out-of-pocket costs and expenses paid or incurred by Buyer in connection with its execution of and entry into this Agreement and its proposed acquisition of the Property, including, without limitation, (A) attorney's fees and disbursements in connection with the negotiation and execution of this Agreement, the examination of title to the Property, and any other legal matter undertaken by Buyer pertaining to the Property and (B) any examinations, investigations, tests and inspections, undertaken by Buyer with respect to the Property.

          16.  Indemnification.  Except for matters resulting from
               ---------------
Buyer's exercise of its rights pursuant to paragraph 5(a), Seller

shall, and does hereby, indemnify, defend and hold Buyer harmless from, against and in respect of: (i) physical injury to or the death of persons or damage to property occurring prior to and including the Closing Date (x) on or in the Project, or (y) in any manner arising out of, by reason of or in connection with the use, occupancy or operation of the Project; (ii) any matter arising out of, by reason of or with respect to the ownership or operation of the Property prior to and including the Closing Date; (iii) any and all actions, causes of action, suits, claims, demands, judgments, liens, proceedings and investigations (or any appeal thereof or relative thereto or other review thereof), of any kind or nature whatsoever, arising out of, by reason of, as a result of or in connection with any of the matters covered by the immediately preceding CLAUSES (i) OR (ii); and (iv) any and all liabilities, damages, losses, costs, expenses (including counsel fees and expenses and disbursements of counsel; PROVIDED, HOWEVER, such counsel must be preapproved by Seller in writing), amounts of judgment, assessments, fines or penalties, and amounts paid in compromise or settlement, suffered, incurred or sustained by Buyer on account of, by reason of, as a result of or in connection with any of the matters covered by the immediately preceding CLAUSES (i), (ii) OR (iii).

          17.  Risk of Loss and Insurance.  Between the date of this
               --------------------------
Agreement and Closing, the risks and obligations of ownership and loss of the Property and the correlative rights against insurance carriers and third parties shall belong to Seller. In the event of the damage or destruction of a material portion of the Property (as determined by Buyer in its reasonable judgment) prior to Closing, Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice thereof to Seller within the first to occur of (i) sixty (60) after Buyer has received notice from Seller of such damage or destruction or (ii) Closing, in which event the Earnest Money and the Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall terminate. If
Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by the total of any insurance proceeds received by Seller prior to Closing by reason of such damage or destruction and by the amount of any deductible applicable to the policy of insurance, and, at Closing, Seller shall assign to Buyer all insurance proceeds to be paid or to become payable after Closing by reason of such damage or destruction.

          18.  Condemnation.  In the event of the taking of all or any
               ------------
part of the Property, or any interest therein, by eminent domain pro-ceedings, or the commencement or bona fide threat of the commencement of any such proceedings, prior to Closing, Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice thereof to Seller within the first to occur of (i) thirty (30) after Buyer has received notice from Seller of such proceedings or the threat of commencement of such proceedings or (ii) Closing, in which event the Earnest Money and the Rent Subsidy Escrow Account shall be refunded to Buyer immediately upon request, all rights and obligations of Seller and Buyer under this Agreement shall expire, and this Agreement shall terminate. If Buyer does not so terminate this Agreement, the Purchase Price shall be reduced by the total of any awards or other proceeds received by Seller prior to Closing with respect to any taking, and, at Closing, Seller shall assign to Buyer all rights of Seller in and to any awards or other proceeds to be paid or to become payable after Closing by reason of any taking. Seller shall notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

          19.  Brokers and Commission.
               ----------------------

          (a) All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Buyer without the intervention of any person or other party as agent or broker, with the exception of Brokers. Seller, Buyer and Brokers warrant and represent to each other that, other than with regard to Brokers, Seller and Buyer have not entered into any agreement or arrangement and have not received services from any broker or broker's employees or independent contractors which would give rise to any claim of lien or lien against the Property pursuant to the Georgia Commercial Real Estate Broker Lien Act, and there are and will be no broker's commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications except the commission payable to Brokers by SELLER in accordance with the terms and provisions of SUBPARAGRAPH (b), below. BUYER shall in no event be responsible or liable for the payment of any commission or fee to Brokers in connection with the purchase and sale of the Property. Brokers agree that, notwithstanding anything to the contrary contained in this Agreement, if the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the party at fault, and regardless of whether such failure results from the misconduct, bad faith act or breach or default of a party under this Agreement, no commission, fee or other charge shall have been earned by or be payable to Brokers, and neither Seller nor Buyer shall be obligated or liable to Brokers for any commission, fee or other charge of any kind in regard to this Agreement or the purchase and sale of the Property. If the purchase and sale of the Property is consummated in accordance with this Agreement, payment of the commission specified in SUBPARAGRAPH (b), below, shall constitute full and complete payment and satisfaction of any and all commissions, fees, charges and claims of Brokers and Brokers' agents, employees, representatives and affiliates arising from, in connection with or with respect to this Agreement and the purchase and sale of the Property. Brokers acknowledge that Brokers are a party to this Agreement for the sole purpose of setting forth Brokers' rights to the payment of a commission or fee in connection with the purchase and sale of the Property and Brokers' covenants as contained in this paragraph. Brokers agree that Brokers have no other rights with respect to the payment of a commission or fee in connection with this Agreement or the purchase and sale of the Property, except as specifically set forth in this paragraph. Seller, Buyer and Brokers shall and do each hereby indemnify, defend and hold harmless each of the others from and against the claims, demands, actions and judgments of any and all brokers, agents and other intermediaries alleging a commission, fee or other payment to be owing by reason of their respective dealings, negotiations or communications in connection with this Agreement or the purchase and sale of the Property.

          (b) IEA has acted as agent for BUYER, in this transaction and is to be paid a commission in the amount of TWO PERCENT (2%) of the Purchase Price in cash at Closing by SELLER. IEA has not acted as agent in this transaction for SELLER. Bowers has acted as agent for Seller in this transaction and is to be paid a commission in the amount of FOUR PERCENT (4%) of the Purchase Price in cash at Closing by Seller. Bowers has not acted as agent in this transaction for BUYER. Each Broker agrees to provide at Closing a sworn affidavit with respect to the payment in full of all compensation due such Broker in connection with the transactions contemplated by this Agreement and waiving and releasing any and all lien rights under the Commercial Real Estate Broker Lien Act, O.C.G.A. Sections 44-14-600 et seq., and running in favor of Buyer, Seller and Buyer's title insurer.


          20.  Further Assurances; Survival.  At Closing, and from
               ----------------------------
time to time thereafter, Seller shall do all such additional and further acts, and shall execute and deliver all such additional and further deeds, affidavits, instruments, certificates and documents, as Buyer, Buyer's counsel or Buyer's title insurer may reasonably require fully to vest in and assure to Buyer full right, title and interest in and to the Property to the full extent contemplated by this Agreement and otherwise to effectuate the purchase and sale of the Property as contemplated by and provided for in this Agreement. The provisions of PARAGRAPHS 6, 21 AND 23 of this Agreement and the indemnification provisions of PARAGRAPHS 5(a), 16 AND 19 of this Agreement shall survive the consummation of the purchase and sale of the Property on the Closing Date, the delivery of the deed to Buyer and the payment of the Purchase Price. Notwithstanding any provision of this Agreement to the contrary, the indemnification provisions of PARAGRAPHS 5(a), 16 AND 19 of this Agreement shall survive any termination of this Agreement.

          21.  Confidentiality. Seller agrees that, until the Closing
               ---------------
Date, all information concerning this transaction, including the terms and conditions of the letter agreement dated July 15, 1998 signed by Seller and Buyer and this Agreement, and all other documents related to this transaction, shall be kept strictly confidential and shall not, without the prior written consent of Buyer, be disclosed or used for any purpose; PROVIDED, HOWEVER, Seller may notify any lenders holding a security interest in the Property of the transactions contemplated by this Agreement. This paragraph shall apply to the Seller and its respective trustees, employees, attorneys, accountants, contractors, consultants, advisors and agents. In addition to any other remedies available to Buyer, Buyer shall have the right to seek equitable relief, including without limitation, injunctive relief or specific performance, against Seller in order to enforce the provisions of this paragraph.

          22.  Buyer's Approvals.  Seller acknowledges that there may
               -----------------
be required to be obtained from appropriate governmental authorities certain authorizations, consents or approvals (including rezonings and special use permits) for Buyer's proposed use or development of the Property in its current condition for a bank (all of the foregoing being herein collectively called "BUYER'S APPROVALS"). Buyer shall have the right to seek and make applications for Buyer's Approvals, in Buyer's sole judgment and discretion, PROVIDED, HOWEVER, Buyer may not seek any Buyer's Approvals to construct any additional buildings, structures or other improvements on the Land without the prior written consent of Seller. At Buyer's request, Seller shall cooperate with Buyer in connection with Buyer's efforts to obtain Buyer's Approvals and, in connection therewith, Seller, as the owner of title to the Property, shall execute such documents and instruments as may be required by applicable governmental requirements or governmental authorities in connection with Buyer's applications for Buyer's Approvals.

          23.  Seller's Tax Deferred Exchange.  Seller may convey the
               ------------------------------
Property or any portion thereof or interest therein as part of one or more Internal Revenue Code Section 1031 Tax Deferred Exchanges for its benefit. In such event, Seller shall be assigning all contract rights and obligations hereunder to a qualified intermediary, as a part of, and in furtherance of, such tax deferred exchange. Buyer agrees to assist and cooperate in any such exchange, and Buyer further agrees to

execute any and all documents as are reasonably necessary in connection with any such exchange, provided Buyer incurs no additional liability. Buyer shall not be obligated to incur any cost or expense in connection with any such exchange, other than that which Buyer elects to incur to have its counsel review the documents and instruments incident thereto. As part of any such exchange, Seller shall convey the real property described herein directly to Buyer and Buyer shall not be obligated to acquire or convey any other property as part of any such exchange.

          24.  General Provisions.
               ------------------
          (a)  Notices.  Whenever any notice, demand or request is
               -------
required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below their respective executions hereof, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each party set forth below their respective executions hereof, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United
States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be.

          (b)  Facsimile as Writing.  The parties expressly
               --------------------
acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement.

          (c)  Assignment; Parties. Buyer may not assign or
               -------------------
transfer this Agreement or any interest of Buyer under this Agreement without the prior written consent of Seller unless such assignment is made to an affiliate of Buyer. Notice of any such assignment, including the name and address of the assignee, shall be given promptly to Seller. For purposes of this subparagraph, the term affiliate shall include any entity controlled by one (1) or more of the current owners of Buyer. If said affiliate is not seeking a Charter for the operation of a bank, the provisions of subparagraph 13(b) shall be of no further force or effect.

          (d)  Headings.  The use of headings, captions and numbers in
               --------
this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

<PAG
          (e)  Exhibits.  Each and every exhibit referred to or
               --------
otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

          (f)  Defined Terms.  Capitalized terms used in this
               -------------
Agreement shall have the meanings ascribed to them at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

          (g)  Pronouns.  Wherever appropriate in this Agreement,
               --------
personal pronouns shall be deemed to include the other genders and the singular to include the plural.

          (h)  Severability.  If any term, covenant, condition or
               ------------
provision of this Agreement, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Agreement or the application of such term, covenant, condition or provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

          (i)  Non-Waiver.  Failure by any party to complain of any
               ----------
action, non-action or breach of any other party shall not constitute a waiver of any aggrieved party's rights hereunder. Waiver by any party of any right arising from any breach of any other party shall not constitute a waiver of any other right arising from a subsequent breach of the same obligation or for any other default, past, present or future.

          (j)  Time of Essence; Dates.  Time is of the essence of this
               ----------------------
Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain so stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date. All references to the "EFFECTIVE DATE" shall be deemed to refer to the later of the date of Buyer's or Seller's execution of this Agreement, as indicated below their executions hereon.

          (k)  Applicable Law.  This Agreement shall be governed by,
               --------------
construed under and interpreted and enforced in accordance with the laws of the State of Georgia.


          (l)  Entire Agreement; Modification.  This Agreement
               ------------------------------
supersedes all prior discussions and agreements among Seller, Buyer and Brokers with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Seller, Buyer and Brokers with respect thereto. This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Buyer;
PROVIDED, HOWEVER, that, if and only if any such modification or amendment alters the amount of Brokers' commissions (if the commissions are stated as a fixed amount), the method of calculation of Brokers' commissions (if the commissions are stated as a percentage of the Purchase Price), or the method of payment of Brokers' commissions, such instrument shall be executed by or on behalf of Brokers.

          (m)  Counterparts.  This Agreement may be executed in
               ------------
several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

          (n)  Attorney's Fees.  In the event of any litigation
               ---------------
between Buyer and Seller arising under or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party the expenses of litigation (including reasonable attorneys' fees, expenses and disbursements) incurred by the prevailing party.

          (o)  Authority.  Each party hereto warrants and represents
               ---------
that such party has full and complete authority to enter into this Agreement and each person executing this Agreement on behalf of a party warrants and represents that he has been fully authorized to execute this Agreement on behalf of such party and that such party is bound by the signature of such representative.

          (p)  Counsel.  Each party hereto warrants and represents
               -------
that each party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

          (q)  No Construction Against Preparer. No provision of this
               --------------------------------
Agreement shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party's having or being deemed to have prepared or imposed such provision.

          (r)  Recording.  Neither this Agreement, nor a memorandum of this
               ---------
Agreement, shall be recorded in the deed records of Fulton County, Georgia; PROVIDED, HOWEVER, that in no event shall the foregoing be deemed or construed to limit or restrict the right of Buyer to file a lis pendens or other record notice of the existence of this Agreement in connection with any claim by Buyer for specific performance of this Agreement.

          (s)  Offer and Acceptance.  This instrument shall constitute
               --------------------
an offer by Buyer to Seller and shall remain open for acceptance until 6:00 p.m., Atlanta, Georgia time, on the later of Monday, August 31, 1998, or such other date as may be specified in writing by Buyer. In order for this offer to be validly accepted, two (2) counterparts of

this Agreement, fully executed on behalf of Seller, must have been actually delivered to Buyer at the address provided below prior to the expiration of the offer.



          IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute, seal and deliver this Agreement, all as of the day and year first written above.

                                             SELLER:

                                             Jerry Richman, D.D.S.
                                             /s/ Jerry Richman (SEAL)

                                             Initial address for notices:

                                             Jerry Richman, D.D.S.
                                             Building 4, Suite 200
                                             4200 Northside Parkway, N.W.
                                             Atlanta, Georgia 30327-3054
                                             Telephone Number: (404) 841-9500
                                             Telecopy Number:   (404) 841-0405

                                             With a copy to:

                                             Henry M. Feinstein
                                             Six North Parkway Square
                                             4200 Northside Parkway, N.W.
                                             Atlanta, Georgia 30327-3054
                                             Telephone Number: (404) 231-2300
                                             Telecopy Number:   (404) 237-6995

                                             Date of Seller's Execution:
                                              8/31/98


                                             BUYER:

                                             American International
                                             Bankshares, Inc.,
                                             a Georgia corporation

                                             By: /s/ Vincent D. Cater
                                                   Name:  Vincent D. Cater
                                                   Title:  President

                                             (Corporate Seal)

                                             Initial address for notices:

                                             23 Stillhouse Road
                                             Atlanta, Georgia 30339
                                             Attention: Vincent D. Cater
                                             Telephone Number: (770) 951-8535
                                             Telecopy Number:   (770) 951-8535

                                             With a copy to:

                                             Kilpatrick Stockton
                                             1100 Peachtree Street
                                             Suite 2800
                                             Atlanta, Georgia 30309-4530
                                             Attention:  Andy Kauss, Esq.
                                             Telephone Number: (404) 815-6620
                                             Telecopy Number:   (404) 815-6555

                                             Date of Buyer's Execution:
                                              8/31/98











                                             BROKER:

                                             INTERNATIONAL EQUITY ADVISORS
                                             GROUP, LLC, a Georgia limited
                                             liability company

                                             By: /s/ Mario Trujillo (Seal)
                                                   Name: Mario Trujillo
                                                   Title: Manager

                                             Initial address for notices:

                                             3350 Peachtree Road
                                             Suite 1150
                                             Atlanta, Georgia 30326
                                             Attention:  Mario Trujillo
                                             Telephone Number: (404) 365-6674
                                             Telecopy Number:   (404) 365-6601

                                             BROKER:

                                             RICHARD BOWERS & CO, a Georgia
                                             corporation


                                             By: /s/ Sharon O. Altenbach
                                                   Name: Sharon O. Altenbach
                                                   Title: Vice President/
                                                           Assoc. Broker

                                             (Corporate Seal)

                                             Initial address for notices:

                                             3475 Lenox Road
                                             Suite 800
                                             Atlanta, Georgia 30326
                                             Attention:  Sharon O. Altenbach
                                             Telephone Number: (404) 816-1600
                                             Telecopy Number:   (404) 842-0319





          Escrow Agent executes this Agreement to acknowledge and agree to hold and disburse the Earnest Money and the Rent Subsidy
Escrow Account in accordance with the terms and provisions of this Agreement.

                                             ESCROW AGENT:

                                             RICHARD BOWERS & CO, a
                                             _______________ corporation

                                             By:  /s/ Sharon O. Altenbach
                                                   Name: Sharon O. Altenbach
                                                   Title: Vice Pres./
                                                          Assoc. Broker

                                             Initial address for notices:

                                             3475 Lenox Road
                                             Suite 800
                                             Atlanta, Georgia 30326
                                             Attention:  Sharon O. Altenbach
                                             Telephone Number: (404) 816-1600
                                             Telecopy Number:   (404) 842-0319









                      PURCHASE AND SALE AGREEMENT

                                 INDEX

Exhibit "A"    Legal Description
Exhibit "B"    Schedule of Personalty
Exhibit "C"    Schedule of Service Agreements
Exhibit "D"    Escrow Provisions
Exhibit "E"    Schedule of Permitted Exceptions
Exhibit "F"    Form of Warranty Deed
Exhibit "G"    Form of Bill of Sale
Exhibit "H"    Form of Assignment
Exhibit "I"    Form of Seller's Affidavit
Exhibit "J"    Form of Certificate and Affidavit of Non-Foreign Status
Exhibit "K"    Form of Georgia Resident Affidavit
Exhibit "L"    Form of 1099-S Request for Taxpayer Identification
               Number and Certification, and Acknowledgment
Exhibit "M"    Lease Agreement